Exhibit 10.8
SIXTH AMENDMENT OF OFFICE LEASE AGREEMENT
This Sixth Amendment of Office Lease Agreement (“Sixth Amendment”) is entered into as of February 16, 2007, by and between NORTHBOROUGH PARTNERS, LP, a Delaware limited partnership (“Landlord”), and NOBLE ENERGY, INC., a Delaware corporation (“Tenant”).
WHEREAS, EOP-Northborough Tower Limited Partnership, as landlord (“Original Landlord”) and Tenant executed an Office Lease Agreement dated on or about October 23, 2002, covering space located in the building known as Northborough Tower (the “Building”) in Houston, Texas;
WHEREAS, TX-Northborough Tower Limited Partnership (“Successor Landlord”), as successor-in-interest to Original Landlord, and Tenant executed that certain First Amendment dated as of May 14, 2003, that certain Second Amendment dated as of May 27, 2003, that certain Third Amendment dated as of September 27, 2004, that certain Fourth Amendment dated as of December 28, 2005, and that certain Fifth Amendment dated as of February 13, 2007, amending such Office Lease Agreement;
WHEREAS, such Office Lease Agreement, as so amended is herein referred to as the “Lease”;
WHEREAS, Landlord has succeeded to the interests of Original Landlord and Successor Landlord in and to the Lease;
WHEREAS, Landlord and Tenant desire to amend the Lease.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.Definitions. All capitalized terms in this Sixth Amendment shall have the respective definitions as set forth in the Lease, except as otherwise expressly provided herein.
2.    Section 5(b) of the Fifth Amendment to the Lease is hereby revised to read in its entirety as follows:

a.
The Seventh Expansion Space is currently leased to and occupied by Republic Insurance, a Delaware corporation (“Republic”). Republic’s lease with Landlord will expire on the date (the “Republic Termination Date”) that is the earlier to occur of (i) April 30, 2007 and (ii) such earlier date that Republic vacates the Seventh Expansion Space in accordance with an early termination agreement which Landlord has negotiated or is in the process of negotiating with Republic (the “Republic Termination Agreement”). The Term for the Seventh Expansion Space shall commence on the day (the “Seventh Expansion Effective

Date”) which is one day after the later of (A) the Republic Termination Date or (B) the date Republic vacates the Seventh Expansion Space.
3.    Section 5(c) of the Fifth Amendment to the Lease is hereby revised to read in its entirety as follows:

a.	The Base Rent and Base Year for the Seventh Expansion Space shall be as follows:

Period	Rentable Square Feet	Annual Base Rent per Rentable Square Foot	Annual Base Rent	Monthly Base Rent	Base Year
Seventh Expansion Effective Date-April 30, 2007	8,497	$18.50	$157,194.50	$13,099.54	2002
May 1, 2007-April 30, 2010	8,497	$22.25	$189,058.25	$15,754.85	2007
May 1, 2010-April 30, 2013	8,497	$24.25	$206,052.25	$17,171.02	2007

All such Base Rent shall be payable by Tenant in accordance with the Lease. Provided no Material Default by Tenant then exists, Tenant shall be entitled to an abatement of Base Rent regarding the Seventh Expansion Space for 60 days beginning on May 1, 2007 (the “Seventh Expansion Base Rent Abatement Period”). If a Material Default exists at any time during the Seventh Expansion Base Rent Abatement Period, all abated Base Rent with respect to the Seventh Expansion Base Rent Abatement Period shall become immediately due and payable. The payment of abated Base Rent in the event of a default shall not limit or affect any of Landlord’s other rights pursuant to the Lease or at law or in equity. During the Seventh Expansion Base Rent Abatement Period, only Base Rent applicable to the Seventh Expansion Space shall be abated and all other Base Rent and all Additional Rent and other charges specified in the Lease shall continue to accrue.
4.    Tenant shall reimburse Landlord within thirty (30) days of Landlord’s demand for Landlord’s legal fees incurred in connection with this Sixth Amendment and the Republic Termination Agreement.
5.    Miscellaneous.

a.
Tenant further acknowledges that Tenant has no existing claims, defenses (personal or otherwise), or rights of set-off whatsoever with respect to the Lease and Tenant further acknowledges and represents that to its knowledge no event has occurred and no condition exists which would constitute a Material Default by Landlord under the Lease, either with or without notice or lapse of time, or both.

b.
This Sixth Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. The Lease, as modified by this Sixth Amendment, contains the entire agreement between the parties. In addition, no agreement shall be effective to change, modify or terminate this Sixth Amendment or the Lease in whole or in part unless such is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

c.
Each signatory of this Sixth Amendment represents hereby that he or she has the authority to execute and deliver this Sixth Amendment on behalf of the party for which such signatory is acting. This Sixth Amendment may be executed in multiple counterparts, all of which together shall constitute one instrument. Faxed or scanned signatures are acceptable.

d.
In the event of any conflict between the Lease and this Sixth Amendment, this Sixth Amendment shall control. The Lease, as amended hereby, is hereby ratified and affirmed, and shall continue in full force and effect.

e.
Submission of this Sixth Amendment by Landlord is not an offer to enter into this Sixth Amendment but rather as a solicitation for such an offer by Tenant. Landlord shall not be bound by this Sixth Amendment until both Tenant and Landlord have executed and delivered this Sixth Amendment.

Executed as of the date first set forth above.

LANDLORD:

NORTHBOROUGH PARTNERS, LP, a Delaware limited partnership

By: Northborough Partners GP, LLC,
a Delaware limited liability company,
its general partner

By: CDI Northborough, LP,
a Delaware limited partnership,
its managing member

By: CDI Northborough Partners, LLC,
a Delaware limited liability company,
its general partner

By: ATK, II, LLC, a Delaware limited
liability company, its managing member

Alan T. Kessler, Sole Member

TENANT:

NOBLE ENERGY, INC, a Delaware corporation

By:
Arnold J. Johnson, Vice President

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